Cytori Therapeutics contact
Tiago Girao
+1.858.458.0900
ir@cytori.com

Cytori Reports Fourth Quarter and Full Year 2017 Business and Financial Results

SAN DIEGO, March 8, 2018—Cytori Therapeutics (NASDAQ: CYTX) (“Cytori” or the “Company”) today announced its fourth quarter and year-end 2017 financial results and provided updates on its corporate activity and clinical development.

Fourth quarter and full year 2017 net loss was $4.3 million, or $0.10 per share, and $22.7 million, or $0.70 per share, respectively. Operating cash burn for the fourth quarter and full year 2017 was approximately $4.2 million and $18.1 million, respectively. Cytori ended the year with approximately $9.6 million of cash and cash equivalents.

Selected Key Recent Highlights:

•	Presented final results of STAR clinical trial data at the Systemic Sclerosis World Congress.
•	Completed enrollment on investigator-initiated SCLERADEC-II trial.
•	Presented bioequivalence trial results of ATI-0918 in ovarian cancer at AAPS.

Q4 and year-end 2017 Financial Performance

•	Q4 2017 and year-end operating cash burn was $4.2 million and $18.1 million, compared to $4.2 million and $19.5 million for the same periods in 2016, respectively.
•	Q4 2017 and year-end total revenues were $1.5 million and $6.4 million, compared to $3.0 million and $11.4 million for the same periods in 2016, respectively.
•	Cash and debt principal balances at December 31, 2017 were approximately $9.6 million and $13.0 million, respectively.
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Q4 2017 adjusted net loss was $4.3 million or $0.10 per share, compared to a net loss of $4.9 million or $0.24 per share for the same period in 2016. The adjusted net loss excludes a non-cash beneficial conversion feature related to the issuance of our Series B convertible preferred shares in the fourth quarter of 2017. Q4 2017 net loss allocable to common stockholders was $8.3 million, or $0.20 per share.

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Fiscal 2017 adjusted net loss was $21.0 million or $0.65 per share, compared to $22.0 million or $1.28 per share for the same period in 2016. The adjusted net loss excludes a $1.7 million non-cash charge for in-process research and development expense from the Azaya Therapeutics asset acquisition in the first quarter of 2017, as well as a $4.0 million non-cash beneficial conversion feature related to the issuance of our Series B convertible preferred shares in the fourth quarter of 2017. Fiscal 2017 net loss allocable to common stockholders was $26.7 million, or $0.82 per share.

“Manufacturing activities for our oncology drug, ATI-0918, a generic version of Caelyx®, are ongoing and on track for submitting an application to the European Medicines Agency late in 2018,” said Dr. Marc Hedrick, President and CEO of Cytori. “Additionally, the SCLERADEC-II trial for patients with scleroderma recently completed enrollment and enrollment in the ADRESU trial for patients with post surgical urinary incontinence should be completed soon. Both trials have read-outs later in 2018. Our meeting with the U.S. FDA on our STAR trial data results is forthcoming soon and we will provide an update thereafter on next steps related to Habeo™ Cell Therapy in the U.S.”

Selected Key Anticipated Milestones:

•	Meet with U.S. FDA to determine the next steps in the development pathway for Habeo™ Cell Therapy in patients with scleroderma-associated hand dysfunction.
•	Enroll first patient in the BARDA funded U.S. RELIEF burn clinical trial.
•	Complete ATI-0918 manufacturing and regulatory activities required to prepare and file an application for EMA approval.
•	Complete enrollment of the ADRESU clinical trial in Japan.
•	Report of 24-week European SCLERADEC-II trial data for scleroderma hand dysfunction.

Management Conference Call Webcast

Cytori will host a management conference call at 5:30 p.m. Eastern Time today to further discuss its progress. The webcast will be available live and by replay two hours after the call and may be accessed under "Webcasts" in the Investor Relations section of Cytori's website. If you are unable to access the webcast, you may dial in to the call at +1.877.402.3914, Conference ID: 9689618.

About Cytori

Cytori is a therapeutics company developing regenerative and oncologic therapies from its proprietary cell therapy and nanoparticle platforms for a variety of medical conditions. Data from preclinical studies and clinical trials suggest that Cytori Cell Therapy™ acts principally by improving blood flow, modulating the immune system, and facilitating wound repair. As a result, Cytori Cell Therapy™ may provide benefits across multiple disease states and can be made available to the physician and patient at the point-of-care through Cytori’s proprietary technologies and products. Cytori Nanomedicine™ is developing encapsulated therapies for regenerative medicine and oncologic indications using technology that allows Cytori to use the benefits of its encapsulation platform to develop novel therapeutic strategies and reformulate other drugs to optimize their clinical properties. For more information, visit www.cytori.com..

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements that involve known and unknown risks and uncertainties. All statements, other than historical facts are forward looking statements. Such statements, including, without limitation, statements regarding anticipated commercial launch of our Habeo™ therapy and ATI-0918 drug candidate (and timing thereof); completion of manufacturing activities necessary to submit an MAA to the EMA for our ATI-0918 drug candidate; our strategy for addressing our capital requirements through various activities, including operational efficiencies, revenue growth and accessing the capital markets; receipt of feedback from, and related discussions with, BARDA regarding our future contractual relationship with BARDA (and proposed BARDA funding of our thermal burn pilot trial); and our expected 2017 cash burn and reasons for the anticipated cash burn; are subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks include clinical, pre-clinical and regulatory uncertainties, such as those associated with conduct and completion of the proposed thermal burn trial, as well as the Company’s anticipated submission of data to the EMA from the previously completed bioequivalence trial for ATI-0918 . Specifically, the Company faces risks in the collection and results of the STAR scleroderma and RELIEF thermal burn trials, including enrollment risks, the risks that clinical data from one or more of these clinical trials will fail to demonstrate safety or efficacy of our product candidates, and risks that insufficiently positive clinical data will adversely affect government funding, regulatory approval pathways and commercial prospects for our cell therapy (e.g., Habeo), and nanomedicines product candidates. We also face risks that investigator-initiated trials using our Cytori Cell Therapy fail to fully enroll or otherwise are conducted in a manner that ultimately is injurious to our business.  We also face the risk that we will be unable to time successfully manufacture our ATI-0918 drug candidate in time to meet our projected timeline for submission of an MAA to the EMA, or at all.  We also face risks regarding execution of our managed access program (MAP) strategy in Europe, the Middle East and Africa (EMEA), including risks relating to our efforts to ethically direct prospective scleroderma patients into our MAP program.  Some of these risks also include risks relating to regulatory challenges the Company faces (including the U.S., EU, China, Japan and its other key geographies) due to a number of factors including novelty of the Company’s technology and product offerings, changes in and /or evolution of regulatory approaches to cellular therapeutics like the Company’s in its key geographies, and similar matters. The Company also faces risks relating to achievement of the Company’s financial goals (including balancing capital requirements and meeting projected 2017 operating cash burn guidance). It is possible that the Company could face unexpected revenue shortfalls, expense increases or other occurrences that adversely affect our cash burn and cash management strategies.  Further the Company face risks pertaining to dependence on third party performance and approvals (including performance of investigator-initiated trials, outcome of BARDA’s review of the Company’s proposed burn wound trial pursuant to its contract with BARDA, and outcome of the EMA’s review of our ATI-0918 MAA); performance and acceptance of the Company’s products in clinical studies/trials and in the marketplace (including commercial acceptance of the Company’s products in Japan and other markets where are products are commercially available, and similar risks); material changes in the marketplace that could adversely impact revenue projections (including changes in market perceptions of the Company’s products, and introduction of competitive products); unexpected costs and expenses that could adversely impact liquidity and shorten the Company’s current liquidity projections (which could in turn require the Company to seek additional debt or equity capital sooner than currently anticipated); the Company’s reliance on key personnel; the Company’s ability to identify and develop new programs or assets to expand the Company’s clinical pipeline; the right of the U.S. government (BARDA) to cut or terminate further support of the thermal burn injury program (including any decision by BARDA not to proceed with our proposed thermal burn trial, assuming FDA approval of the Company’s IDE submission); the Company’s abilities to capitalize on its internal restructuring and achieve break-even or profitability (or to continue to reduce our operating losses); and other risks and uncertainties described under the "Risk Factors" in Cytori's Securities and Exchange Commission Filings, included in the Company’s annual and quarterly reports.

There may be events in the future that the Company is unable to predict, or over which it has no control, and its business, financial condition, results of operations and prospects may change in the future. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless the Company has an obligation under U.S. Federal securities laws to do so.

CYTORI THERAPEUTICS, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and par value data)

	As of December31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$9,550	$12,560
Accounts receivable, net of reserves of $167 in 2017 and 2016	145	1,242
Restricted cash	675	350
Inventories, net	3,183	3,725
Other current assets	1,311	870
Total current assets	14,864	18,747

Property and equipment, net	3,052	1,157
Other assets	2,570	2,336
Intangibles, net	7,207	8,447
Goodwill	3,922	3,922
Total assets	$31,615	$34,609
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$4,790	$5,872
Current portion of long-term obligations, net of discount	13,624	6,629
Total current liabilities	18,414	12,501

Deferred revenues	94	97
Long-term deferred rent and other	107	17
Long-term obligations, net of discount, less current portion	—	11,008
Total liabilities	18,615	23,623

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 23,500 shares issued; 2,431 shares outstanding in 2017 and no shares outstanding in 2016	—	—
Common stock, $0.001 par value; 75,000,000 shares authorized; 57,825,729 and 21,707,890 shares issued and outstanding in 2017 and 2016, respectively	58	22
Additional paid-in capital	413,304	388,769
Accumulated other comprehensive income	1,387	1,258
Accumulated deficit	(401,749)	(379,063)
Total stockholders’ equity	13,000	10,986
Total liabilities and stockholders’ equity	$31,615	$34,609

CYTORI THERAPEUTICS, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(UNAUDITED)

(in thousands, except share and per share data)

	For the Years Ended December 31,
	2017	2016
Product revenues	$2,689	$4,656
Cost of product revenues	1,318	2,170
Amortization of intangible assets	1,225	545
Gross profit	146	1,941

Development revenues:
Government contracts and other	3,722	6,724
	3,722	6,724
Operating expenses:
Research and development	11,678	16,197
Sales and marketing	3,593	3,611
General and administrative	7,594	8,563
In process research and development acquired from Azaya	1,686	—
Total operating expenses	24,551	28,371
Operating loss	(20,683)	(19,706)

Other income (expense):
Interest income	33	19
Interest expense	(2,049)	(2,592)
Other income, net	13	233
Total other expense	(2,003)	(2,340)
Net loss	$(22,686)	$(22,046)
Beneficial conversion feature for convertible preferred stock	(3,977)	—
Net loss allocable to common stockholders	$(26,663)	$(22,046)

Basic and diluted net loss per share allocable to common stockholders	$(0.82)	$(1.28)
Basic and diluted weighted average shares used in calculating net loss per share allocable to common stockholders	32,389,831	17,290,933

Comprehensive loss:
Net loss	$(22,686)	$(22,046)
Other comprehensive income – foreign currency translation adjustments	129	262
Comprehensive loss	$(22,557)	$(21,784)

CYTORI THERAPEUTICS, INC.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the Years Ended December 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(22,686)	$(22,046)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,151	1,182
Amortization of deferred financing costs and debt discount	707	954
In process research and development acquired from Azaya Therapeutics	1,686	—
Joint venture acquisition obligation accretion	—	24
Provision for expired inventory	340	172
Share-based compensation expense	753	1,080
Gain on asset disposal	(42)	(127)
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Accounts receivable	1,129	(179)
Inventories	251	471
Other current assets	(593)	633
Other assets	(94)	(764)
Accounts payable and accrued expenses	(1,817)	(673)
Deferred revenues	(3)	(8)
Long-term deferred rent	90	(252)
Net cash used in operating activities	(18,128)	(19,533)

Cash flows from investing activities:
Purchases of property and equipment	(295)	(67)
Proceeds from sale of assets	113	131
Purchase of long-lived assets as part of Azaya Therapeutics' acquisition	(1,201)	—
Change in restricted cash	(325)	—
Net cash (used in) provided by investing activities	(1,708)	64

Cash flows from financing activities:
Principal payments on long-term obligations	(4,720)	—
Joint venture purchase payments	—	(1,774)
Proceeds from sale of common stock	23,613	21,467
Costs from sale of common stock	(2,078)	(2,084)
Net cash provided by financing activities	16,815	17,609
Effect of exchange rate changes on cash and cash equivalents	11	82
Net decrease in cash and cash equivalents	(3,010)	(1,778)
Cash and cash equivalents at beginning of period	12,560	14,338
Cash and cash equivalents at end of period	$9,550	$12,560